Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 Recently Completed & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary
Three Months Ended December 31, 2025

"2025 was a breakthrough year for Hudson Pacific as we fundamentally transformed our capital structure and significantly enhanced our operating efficiency," said Victor Coleman, Chairman and CEO. "We executed nearly $330 million of strategic asset sales, completed more than $2 billion of proactive capital transactions that extended our maturity runway and nearly doubled our liquidity, and drove meaningful annual cost savings through G&A reduction and operational restructuring. Most importantly, we delivered our strongest leasing performance since 2019, signing more than 2.2 million square feet of office leases as market fundamentals continue to strengthen across our West Coast portfolio.

"Our priorities for 2026 are clear and executable: drive occupancy growth to unlock embedded NOI expansion, eliminate Quixote's earnings drag by year-end, and maintain capital discipline through value-driven asset sales and strategic deleveraging. With our leasing pipeline now at 2.3 million square feet, fourth quarter tours up more than 50% year-over-year, and the lowest office lease expiration schedule we've had in four years, we have clear line of sight to a return to FFO growth and strengthened earnings potential as we move through the year."

	Three Months Ended	
Unaudited, in thousands, except share data	**12/31/25**	**12/31/24**
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	76.3 %	78.3 %
In-service % leased	77.0 %	78.9 %
Leases executed (square feet)	518,196	441,924
% change in GAAP rent	0.4 %	(6.0)%
% change in cash rent	(9.0)%	(9.9)%
Weighted average lease term (in months)	76.5	46.7
Net effective rent per square foot	$ 41.41	$ 45.75
Studio		
In-service stage % leased(1)	69.1 %	76.8 %
In-service total % leased(1)	67.1 %	73.8 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 256,027	$ 209,666
Net loss attributable to common stockholders	$ (277,919)	$ (166,996)
Net loss per diluted share	$ (4.31)	$ (8.28)
FFO (excluding specified items) per common stock/unit—diluted(2)	$ 0.21	$ 0.74
FFO per common stock/unit—diluted(2)	$ (3.06)	$ (4.47)
AFFO per common stock/unit—diluted(2)	$ (0.14)	$ 0.17
GAAP same-store NOI growth(3)	(8.8)%	(3.1)%
Cash same-store NOI growth(3)	(10.1)%	(11.4)%
Weighted average common stock/units outstanding—diluted	65,342	20,819
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(4)	31.9 %	38.4 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(4)	11.2x	11.7x
Weighted average years to maturity—HPP's share of secured and unsecured debt	2.6	2.6
Unsecured revolving credit facility undrawn capacity	$ 795,250	$ 455,000
Unrestricted cash and cash equivalents	$ 138,358	$ 63,256

Note: Definitions for commonly used terms on pages 27-29.

(1) Excluding studio development Sunset Glenoaks (which contributed to in-service trailing 12-month results for the first time during second quarter 2025), stage and total leased percentages would have been 86.2% and 78.8%, respectively.

(2) See page 10 for a reconciliation of net loss to FFO and AFFO.

(3) See page 12 for cash NOI reconciliation.

(4) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Executive Summary (continued) Three Months Ended December 31, 2025 Note: Definitions for commonly used terms on pages 27-29. Financial Results Compared to Fourth Quarter 2024 • Total revenue of $256.0 million compared to $209.7 million, largely attributable to the lease termination fee associated with the sale of an office campus, Element LA • General and administrative expenses improved to $13.0 million compared to $19.5 million • Net loss attributable to common stockholders of $277.9 million, or $4.31 per diluted share, compared to net loss of $167.0 million, or $8.28 per diluted share, primarily due to the items affecting revenue and a non-cash, non-real-estate impairment of Quixote • FFO, excluding specified items, of $13.6 million, or $0.21 per diluted share, compared to $15.5 million, or $0.74 per diluted share. Specified items in the fourth quarter totaled $213.6 million, or $3.27 per diluted share, primarily consisting of the aforementioned non-cash, non-real estate impairment and one-time lease termination fee, net, compared to specified items totaling $108.5 million, or $5.21 per diluted share • FFO of $(200.0) million, or $(3.06) per diluted share, compared to $(93.0) million, or $(4.47) per diluted share, largely attributable to the items affecting net loss • AFFO of $(9.1) million, or $(0.14) per diluted share, compared to $3.6 million, or $0.17 per diluted share, primarily due to the items affecting FFO, lower non-cash compensation expense and higher recurring capital expenditures • Same-store cash NOI of $84.8 million compared to $94.3 million, primarily due to lower average office occupancy Leasing • Executed 79 new and renewal leases totaling 518,196 square feet ◦ Subsequent to the quarter, signed a renewal lease with Weil, Gotshal & Manges for 59,000 square feet through 2038 • GAAP rents increased 0.4% and cash rents decreased 9.0% from prior levels • In-service office portfolio ended the quarter at 76.3% occupied and 77.0% leased, up sequentially from 75.9% occupied and 76.5% leased in the third quarter this year. Fourth-quarter-end occupied and leased percentages would have been 76.8% and 77.5%, respectively, without the sale of Element LA • In-service studio portfolio and stages were 67.1% and 69.1% leased, respectively, over the trailing 12 months, up sequentially from 64.6% and 65.8% in the third quarter of this year, driven by improved occupancy at Sunset Las Palmas Studios Dispositions • Sold Element LA, a 284,000-square-foot office campus in West Los Angeles, California, for $150 million and received a separate lease termination payment of $81 million, all before prorations and closing costs, with total net proceeds used to repay $206 million of CMBS debt associated with the property and the remainder designated for general corporate purposes Development • Completed Sunset Pier 94 Studios in Manhattan on time and under budget, and signed leases with tenants during and subsequent to the quarter such that approximately 90% of the facility, including all six stages, is leased within the first quarter of operations Balance Sheet as of December 31, 2025 • $933.6 million of total liquidity comprised of $138.4 million of unrestricted cash and cash equivalents and $795.3 million of undrawn capacity under the unsecured revolving credit facility • $39.3 million, or $10.0 million at HPP's share, of undrawn capacity under construction loan secured by Sunset Pier 94 Studios • HPP's share of net debt to HPP's share of undepreciated book value was 31.9% with 100.0% of debt fixed or capped with a weighted average interest rate of 4.9% and no debt maturities until third quarter 2026

Page 5 of 32 Executive Summary (continued) Three Months Ended December 31, 2025 Note: Definitions for commonly used terms on pages 27-29. Dividend • The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

Corporate Information

Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific's unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space.

Executive Management:

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Lisa Burelli
Chief People Officer

Harout Diramerian
Chief Financial Officer

Drew B. Gordon
Chief Investment Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Andy Wattula
Chief Operating Officer

Board of Directors:

Victor J. Coleman
Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc.

Theodore R. Antenucci
President and Chief Executive Officer, Catellus Development Corporation

Jon Bortz
Chairman and Chief Executive Officer, Pebblebrook Hotel Trust

T. Ritson Ferguson
Chief Executive Officer and Chief Investment Officer (retired), CBRE Global Investors

Robert L. Harris II
Executive Chairman (retired), Acacia Research Corporation

Michael Nash
Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies

Barry Sholem
Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners

Andrea Wong
President (retired), International Production, Sony Pictures Television

Page 6 of 32

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BofA Securities
Jana Galan
(646) 855-5042

BMO Capital Markets
John Kim
(212) 885-4115

BTIG
Tom Catherwood
(212) 738-6140

Cantor Fitzgerald
Richard Anderson
(929) 441-6927

Citigroup Global Markets
Seth Bergey
(212) 816-2066

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Joe Dickstein
(212) 778-8771

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Ally Yaseen
(646) 582-9253

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 12/31/25 12/31/24 (Unaudited) ASSETS Investment in real estate, net $ 5,840,251 $ 6,442,178 Non-real estate property, plant and equipment, net 72,397 127,067 Cash and cash equivalents 138,358 63,256 Restricted cash 23,770 35,921 Accounts receivable, net 14,923 14,505 Straight-line rent receivables, net 195,425 199,748 Deferred leasing costs and intangible assets, net 307,390 327,514 Operating lease right-of-use assets 333,258 370,826 Prepaid expenses and other assets, net 86,607 90,114 Investment in unconsolidated real estate entities 246,835 221,468 Goodwill 8,754 156,529 Assets associated with real estate held for sale — 83,113 TOTAL ASSETS $ 7,267,968 $ 8,132,239 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,351,458 $ 4,176,844 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 209,382 193,861 Operating lease liabilities 343,886 380,004 Intangible liabilities, net 17,772 21,838 Security deposits, prepaid rent and other 74,369 84,708 Liabilities associated with real estate held for sale — 31,117 Total liabilities 4,063,003 4,954,508 Redeemable preferred units of the operating partnership 2,795 9,815 Redeemable non-controlling interest in consolidated real estate entities 50,581 49,279 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized, 17,000,000 shares outstanding at 12/31/25 and 12/31/24 425,000 425,000 Common stock, $0.01 par value, 103,200,000 authorized and 54,227,096 shares outstanding at 12/31/25; 68,800,000 authorized and 20,182,702 shares outstanding at 12/31/24 529 1,403 Additional paid-in capital 2,548,488 2,437,484 Accumulated other comprehensive loss (1,860) (8,417) Total HPP stockholders’ equity 2,972,157 2,855,470 Non-controlling interest—members in consolidated real estate entities 67,869 169,452 Non-controlling interest—units in the operating partnership 111,563 93,715 Total equity 3,151,589 3,118,637 TOTAL LIABILITIES AND EQUITY $ 7,267,968 $ 8,132,239

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended		Year Ended	
	12/31/25 (Unaudited)	12/31/24 (Unaudited)	12/31/25 (Unaudited)	12/31/24
REVENUES				
Office				
Rental revenues	$ 216,754	$ 170,689	$ 681,793	$ 677,620
Service and other revenues	3,683	3,531	14,267	14,656
Total office revenues	220,437	174,220	696,060	692,276
Studio				
Rental revenues	13,747	12,136	54,855	53,897
Service and other revenues	21,843	23,310	80,190	95,909
Total studio revenues	35,590	35,446	135,045	149,806
Total revenues	**256,027**	**209,666**	**831,105**	**842,082**
OPERATING EXPENSES				
Office operating expenses	68,661	77,896	284,016	305,649
Studio operating expenses	33,811	38,030	143,726	148,430
General and administrative	12,985	19,492	72,953	79,451
Depreciation and amortization	93,046	89,101	374,967	354,425
Total operating expenses	**208,503**	**224,519**	**875,662**	**887,955**
OTHER EXPENSES				
Income (loss) from unconsolidated real estate entities	2,136	(865)	(67)	(7,308)
Fee income	1,482	1,336	5,399	5,269
Interest expense	(38,850)	(44,140)	(172,218)	(177,393)
Interest income	1,468	492	6,238	2,467
Management services reimbursement income—unconsolidated real estate entities	1,024	932	4,206	4,119
Management services expense—unconsolidated real estate entities	(1,024)	(932)	(4,206)	(4,119)
Transaction-related expenses	—	(193)	(590)	(2,499)
Unrealized loss on non-real estate investments	(663)	(934)	(2,998)	(3,958)
(Loss) gain on sale of real estate, net	(4,293)	(2,453)	5,714	(2,453)
Impairment loss	(280,844)	(113,121)	(299,320)	(149,664)
Loss on deconsolidation of real estate entity	—	—	(77,907)	—
Loss on extinguishment of debt	(6,751)	—	(10,453)	—
Other (expense) income	(2,328)	198	(1,812)	1,647
Total other expenses	**(328,643)**	**(159,680)**	**(548,014)**	**(333,892)**
Loss before income tax benefit (provision)	**(281,119)**	**(174,533)**	**(592,571)**	**(379,765)**
Income tax benefit (provision)	945	1,052	273	(1,641)
Net loss	**(280,174)**	**(173,481)**	**(592,298)**	**(381,406)**
Net income attributable to Series A preferred units	(44)	(153)	(364)	(612)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(20,188)	(20,188)
Net income attributable to participating securities	—	—	—	(409)
Net loss attributable to non-controlling interest in consolidated real estate entities	3,250	6,359	27,357	25,056
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	477	973	3,248	4,059
Net loss attributable to common units in the operating partnership	3,619	4,353	10,000	9,357
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (277,919)**	**$ (166,996)**	**$ (572,245)**	**$ (364,143)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	$ (4.31)	$ (8.28)	$ (12.81)	$ (18.05)
Net loss attributable to common stockholders—diluted	$ (4.31)	$ (8.28)	$ (12.81)	$ (18.05)
Weighted average shares of common stock outstanding—basic	64,444	20,176	44,683	20,170
Weighted average shares of common stock outstanding—diluted	64,444	20,176	44,683	20,170

Page 9 of 32

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

HUDSON PACIFIC PROPERTIES

FUNDS FROM OPERATIONS

	Three Months Ended		Year Ended	
	12/31/25	12/31/24	12/31/25	12/31/24
Net loss	$ (280,174)	$ (173,481)	$ (592,298)	$ (381,406)
Adjustments:				
Depreciation and amortization—consolidated	93,046	89,101	374,967	354,425
Depreciation and amortization—non-real estate assets	(8,499)	(10,493)	(35,852)	(34,716)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,246	1,242	4,654	5,630
Loss (gain) on sale of real estate, net	4,293	2,453	(5,714)	2,453
Loss on deconsolidation of real estate entity	—	—	77,907	—
Impairment loss—real estate assets	—	5,506	18,476	42,049
Unrealized loss on non-real estate investments	663	934	2,998	3,958
FFO attributable to non-controlling interests	(5,475)	(3,082)	(18,092)	(12,789)
FFO attributable to preferred shares and units	(5,091)	(5,200)	(20,552)	(20,800)
FFO to common stock/unit holders	**(199,991)**	**(93,020)**	**(193,506)**	**(41,196)**
Specified items impacting FFO:				
Transaction-related expenses	—	—	590	2,306
Impairment loss—non-real estate assets	280,844	107,615	280,844	107,615
One-time termination of Quixote leases (cost-savings initiatives)	—	—	7,109	—
Sale/disposal of transportation assets (cost-savings initiatives)	1,581	2,236	2,207	2,236
One-time termination of Quixote non-compete agreement (cost-savings initiatives)	—	—	1,402	—
One-time employee separation costs (cost-savings initiatives)	—	—	1,163	—
One-time expenses associated with early repayment of debt—HPP's share	6,751	—	11,936	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	—	682	3,529
Forfeiture of non-cash compensation agreements	—	—	14,280	—
One-time lease termination fee, net	(69,032)	—	(69,032)	—
Prior period property and income tax adjustments	(3,929)	—	(3,929)	—
One-time distribution from unconsolidated real estate entity	(2,648)	—	(2,648)	—
One-time impact of tax legislation change	—	788	—	—
Non-cash deferred tax asset adjustment—HPP's share	—	(2,121)	—	(951)
One-time straight-line rent reserve—HPP's share	—	—	—	3,871
FFO (excluding specified items) to common stock/unit holders	**$ 13,576**	**$ 15,498**	**$ 51,098**	**$ 77,410**
Weighted average common stock/units outstanding—diluted	65,342	20,819	45,394	20,800
FFO per common stock/unit—diluted	$ (3.06)	$ (4.47)	$ (4.26)	$ (1.98)
FFO (excluding specified items) per common stock/unit—diluted	$ 0.21	$ 0.74	$ 1.13	$ 3.72

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Year Ended	
	12/31/25	12/31/24	12/31/25	12/31/24
FFO (excluding specified items)	$ 13,576	$ 15,498	$ 51,098	$ 77,410
Adjustments:				
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(952)	339	(5,597)	4,515
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,691	2,722	6,472	7,721
Non-real estate depreciation and amortization	6,918	8,257	32,243	32,480
Non-cash interest expense	1,682	1,679	13,412	6,888
Non-cash compensation expense	3,782	6,540	16,034	25,887
Recurring capital expenditures, tenant improvements and lease commissions	(35,758)	(31,447)	(114,756)	(87,797)
AFFO	**$ (9,061)**	**$ 3,588**	**$ (1,094)**	**$ 67,104**
Weighted average common stock/units outstanding—diluted	65,342	20,819	45,394	20,800
AFFO per common stock/unit—diluted	$ (0.14)	$ 0.17	$ (0.02)	$ 3.23
Dividends paid to common stock/unit holders	$ —	$ —	$ —	$ 15,377
AFFO payout ratio	— %	— %	— %	22.9 %

Note: Definitions for commonly used terms on pages 27-29.

Page 10 of 32

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS	Three Months Ended			Year Ended		
	12/31/25	12/31/24	% Change	12/31/25	12/31/24	% Change
Same-store office statistics						
Number of properties	38	38		38	38	
Square feet	11,649,252	11,590,798		11,649,252	11,590,798	
Average % occupied	73.3 %	76.5 %		72.8 %	77.0 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,204,666	1,204,666		1,204,666	1,204,666	
Average % leased	78.8 %	73.8 %		78.8 %	73.8 %	
Same-store NOI[(1)]						
Office revenues	$ 146,487	$ 160,727	(8.9)%	$ 599,534	$ 634,885	(5.6)%
Office expenses	67,954	71,885	(5.5)	275,224	281,802	(2.3)
Same-store office NOI	78,533	88,842	(11.6)	324,310	353,083	(8.1)
Studio revenues	18,626	15,792	17.9	66,186	70,173	(5.7)
Studio expenses	12,208	11,452	6.6	43,336	45,437	(4.6)
Same-store studio NOI	6,418	4,340	47.9	22,850	24,736	(7.6)
Total same-store NOI	**$ 84,951**	**$ 93,182**	**(8.8)%**	**$ 347,160**	**$ 377,819**	**(8.1)%**

SAME-STORE ANALYSIS (CASH BASIS)	Three Months Ended			Year Ended		
	12/31/25	12/31/24	% Change	12/31/25	12/31/24	% Change
Same-store NOI (cash basis)[(2)]						
Office cash revenues	$ 144,540	$ 160,585	(10.0)%	$ 593,950	$ 643,529	(7.7)%
Office cash expenses	66,941	70,862	(5.5)	271,147	277,688	(2.4)
Same-store office NOI (cash basis)	77,599	89,723	(13.5)	322,803	365,841	(11.8)
Studio cash revenues	19,278	16,023	20.3	67,395	70,314	(4.2)
Studio cash expenses	12,089	11,422	5.8	42,949	45,274	(5.1)
Same-store studio NOI (cash basis)	7,189	4,601	56.2	24,446	25,040	(2.4)
Total same-store NOI (cash basis)	**$ 84,788** [(3)]	**$ 94,324**	**(10.1)%**	**$ 347,249** [(3)]	**$ 390,881**	**(11.2)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) Metro Center became part of the same-store office portfolio as of the second quarter 2025. Excluding Metro Center, same-store cash NOI growth would have been (9.4)% and (11.9)% for the three- and 12-month periods, respectively.

(3) Adjusted for prior period property tax one-time items at Ferry Building and EPIC during fourth quarter 2025, same-store cash NOI growth would have been (13.1)% and (11.9)% for the three- and 12-month periods, respectively.

Page 11 of 32

NOI Detail

Three Months Ended December 31, 2025 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 120,212	$ 11,645	$ 84,582 [(1)]	$ 2,605	$ 219,044
Cash tenant recoveries	20,695	165	1,739	—	22,599
Straight-line rent	3,623	(643)	(12,421) [(2)]	(16)	(9,457)
Amortization of above/below-market leases, net	1,004	—	—	—	1,004
Amortization of lease incentive costs	(2,680)	(9)	—	—	(2,689)
Total rental revenue	142,854	11,158	73,900	2,589	230,501
Service and other revenues	3,633	7,468	50	14,375	25,526
Total revenue	**146,487**	**18,626**	**73,950**	**16,964**	**256,027**
OPERATING EXPENSES					
Property operating expenses	66,941	12,089	707	20,704	100,441
Straight-line rent	367	—	—	796	1,163
Non-cash compensation expense	5	119	—	103	227
Amortization of above/below-market ground leases, net	641	—	—	—	641
Total operating expenses	**67,954**	**12,208**	**707**	**21,603**	**102,472**
CONSOLIDATED NOI[(3)]	**$ 78,533**	**$ 6,418**	**$ 73,243**	**$ (4,639)**	**$ 153,555**
Add: HPP's share of NOI from unconsolidated real estate entity[(4)]	—	—	1,859	—	1,859
Less: NOI attributable to non-controlling interests[(4)]	11,843	3,080	3	—	14,926
HPP's share of NOI	**$ 66,690**	**$ 3,338**	**$ 75,099**	**$ (4,639)**	**$ 140,488**
HPP's share of NOI - adjusted	**$ 66,690**	**$ 3,338**	**$ 6,067** [(5)]	**$ (4,639)**	**$ 71,456**
Reconciliation to Cash NOI					
Consolidated NOI	$ 78,533	$ 6,418	$ 73,243	$ (4,639)	$ 153,555
Straight-line rent, net	(3,256)	643	12,421	812	10,620
Non-cash compensation expense	5	119	—	103	227
Amortization of above/below-market leases, net	(1,004)	—	—	—	(1,004)
Amortization of lease incentive costs	2,680	9	—	—	2,689
Amortization of above/below-market ground leases, net	641	—	—	—	641
CONSOLIDATED CASH NOI	**$ 77,599**	**$ 7,189**	**$ 85,664**	**$ (3,724)**	**$ 166,728**
Add: HPP's share of cash NOI from unconsolidated real estate entity[(4)]	—	—	1,617	—	1,617
Less: Cash NOI attributable to non-controlling interests[(4)]	11,520	3,406	3	—	14,929
HPP's share of Cash NOI	**$ 66,079**	**$ 3,783**	**$ 87,278**	**$ (3,724)**	**$ 153,416**
HPP's share of Cash NOI - adjusted	**$ 66,079**	**$ 3,783**	**$ 6,278** [(6)]	**$ (3,724)**	**$ 72,416**

Note: Definitions for commonly used terms on pages 27-29.

(1) Concurrently with the close of the Element LA property sale during fourth quarter 2025, we received a separate payment in the amount of $81.0 million for the early termination of the existing lease.

(2) Includes $(12.0) million straight-line rent write-off for the termination of the existing lease at Element LA in connection with the fourth quarter 2025 property sale.

(3) See page 30 for non-GAAP reconciliations.

(4) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

(5) Excludes Element LA lease termination fee, net of straight line rent write-off totaling $69.0 million.

(6) Excludes Element LA lease termination fee of $81.0 million.

Page 12 of 32

Debt Summary & Debt Metrics

As of December 31, 2025 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date[(1)]
UNSECURED DEBT				
Unsecured revolving credit facility[(2)(3)]	$ —	$ —	SOFR + 1.15% to 1.60%	12/31/29
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**1,650,000**	**1,650,000**		
SECURED DEBT				
Hollywood Media Portfolio CMBS[(4)]	1,100,000	561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio CMBS debt	(30,233)	(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio, net	1,069,767	530,767		
Hill7 CMBS	101,000	101,000	3.38%	11/6/28
Office Portfolio CMBS[(5)]	262,083	262,083	SOFR + 4.15%	4/9/30
1918 Eighth CMBS	285,000	156,750	6.16%	9/11/30
Total secured debt	**1,717,850**	**1,050,600**		
Total unsecured and secured debt	**$ 3,367,850**	**$ 2,700,600**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Sunset Glenoaks Studios[(6)]	$ —	$ —	SOFR + 3.10%	1/9/27
Bentall Centre	482,622	96,524	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[(7)]	143,870	36,760	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$ 626,492**	**$ 133,284**		

DEBT METRICS

Total unsecured and secured debt	$ 3,367,850
Less: Consolidated cash and cash equivalents and restricted cash	(162,128)
Consolidated debt, net	$ 3,205,722
Less: Partners' share of consolidated unsecured and secured debt	(667,250)
Add: HPP's share of unconsolidated real estate entities' debt	133,284
Add: Partners' share of consolidated cash and cash equivalents and restricted cash	22,801
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents and restricted cash	(3,373)
HPP's share of debt, net	$ 2,691,184
HPP's share of debt, net/HPP's share of undepreciated book value[(6)]	**31.9 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[(6)]	10.8x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[(6)]	**11.2x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) As of December 31, 2025, we had undrawn capacity of $795.3 million on our unsecured revolving credit facility and $10.0 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) $333.3 million of commitments maturing December 21, 2026 and $462.0 million of commitments maturing December 31, 2029.

(4) Secured by Sunset Gower Studios, Sunset Las Palmas Studios, Sunset Bronson Studios, 6040 Sunset, Harlow, ICON, Cue and EPIC.

(5) Secured by 11601 Wilshire, 5th & Bell, 450 Alaskan, 1740 Technology and 275 Brannan.

(6) In October 2025, the joint venture that owns Sunset Glenoaks Studios, in which we have a 50% ownership interest, ceased making debt service payments on the non-recourse mortgage loan due to insufficient property cash flows.

(7) See pages 31-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $1,650,000 58.2% 4.4% 2.8 Secured 1,183,884 41.8 5.5 2.3 Total $2,833,884 100.0% 4.9% 2.6 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $2,785,041 98.3% 4.8% 2.6 Capped 48,843 1.7 8.4 3.1 Floating — — — — Total $2,833,884 100.0% 4.9% 2.6 GAAP effective rate 5.0% Debt Maturity Schedule $— $400,000 $350,000 $500,000 $400,000 $540,767 $106,524 $147,760 $10,000 $378,833 Secured Unsecured 2025 2026 2027 2028 2029 2030 + 0 200,000 400,000 600,000 800,000 1,000,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. (3) Notional amount decreases monthly in line with amortization of the underlying debt instrument. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps Hollywood Media Portfolio CMBS, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $96,524 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio CMBS, net $180,000 2/9/24 8/9/26 4.13% SOFR Office Portfolio CMBS $250,000 12/15/25 4/15/29 3.41% SOFR Interest rate caps Office Portfolio CMBS(3) $11,250 12/15/25 2/15/27 3.35% SOFR Sunset Pier 94 Studios $36,760 9/15/25 9/15/26 4.00% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value ≤ 60% 43.1% Unsecured indebtedness to unencumbered asset value ≤ 60% 36.4% Adjusted EBITDA to fixed charges ≥ 1.5x 1.63x Secured indebtedness to total asset value ≤ 45% 23.0% Unencumbered NOI to unsecured interest expense ≥ 1.75x 2.3x Minimum liquidity coverage > $125MM Yes Unsecured registered senior notes Debt to total assets ≤ 60% 39.7% Total unencumbered assets to unsecured debt ≥ 150% 309.2% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.9x Secured debt to total assets ≤ 40% 21.0% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of December 31, 2025, at which time the operating partnership was in compliance.

Existing Portfolio Summary

	Three Months Ended				
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Number of office properties owned	41	42	42	43	45
In-service office square feet	13,178,041	13,454,547	13,420,243	13,420,836	13,550,348
In-service office % leased	77.0 %	76.5 %	76.2 %	76.5 %	78.9 %
In-service office % occupied	76.3 %	75.9 %	75.1 %	75.1 %	78.3 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet(1)	1,447,966	1,447,966	1,448,324	1,446,024	1,452,168
In-service studio % leased(2)	67.1 %	64.6 %	63.0 %	73.8 %	73.8 %


YTD HPP's Share NOI %
Office vs. Studio(3)
100.0%
Office
Studio


YTD HPP's Share NOI %
by Region(4)
2.7%
17.0%
41.2%
18.0%
21.1%
Silicon Valley
Los Angeles
Vancouver
San Francisco
Seattle


HPP's Share ABR %
by Industry(5)
17.9%
36.5%
5.8%
6.9%
7.6%
8.6%
16.7%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services


HPP's Share Tech ABR % by Public/
Private Tenants & Age(6)
13.6%
19.0%
67.4%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) Excluding studio development Sunset Glenoaks (which contributed to in-service trailing 12-month results for the first time during second quarter 2025), the total leased percentage would have increased to 78.8%.
(3) See page 30 for non-GAAP reconciliations.
(4) Excludes Element LA lease termination fee, net of straight line rent write-off totaling $69.0 million.
(5) Includes the in-service population of office and studio properties.
(6) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 62,520,637	$ 31,885,524	$ 64.64
West Los Angeles	1	501,078	93.5	94.7	22,148,575	22,148,575	47.28
Downtown Los Angeles	1	131,701	100.0	100.0	6,549,823	6,549,823	49.73
Subtotal	**7**	**1,599,973**	**98.0**	**98.3**	**91,219,035**	**60,583,922**	**58.20**
San Francisco Bay Area, California							
North San Jose	5	2,666,985	57.5	58.4	70,945,556	70,945,556	46.22
San Francisco	6	2,253,936	68.2	68.3	98,976,126	87,518,248	64.39
Palo Alto	5	981,920	94.9	94.9	75,818,488	75,818,488	81.35
Redwood Shores	4	949,755	68.8	69.3	43,785,295	43,785,295	67.02
Foster City	1	724,121	88.3	89.5	37,905,051	37,905,051	59.28
Santa Clara	1	285,764	89.0	90.0	11,305,679	11,305,679	44.44
Subtotal	**22**	**7,862,481**	**70.6**	**71.1**	**338,736,195**	**327,278,317**	**61.02**
Seattle, Washington							
Denny Triangle	4	1,341,620	77.8	79.9	45,126,338	31,639,160	43.25
Pioneer Square	5	845,178	56.4	57.5	16,995,116	16,995,116	35.62
Subtotal	**9**	**2,186,798**	**69.5**	**71.2**	**62,121,454**	**48,634,276**	**40.86**
Vancouver, British Columbia							
Downtown Vancouver	1	1,528,789	92.5	93.2	43,483,392	8,696,678	30.74
Subtotal	**1**	**1,528,789**	**92.5**	**93.2**	**43,483,392**	**8,696,678**	**30.74**
TOTAL IN-SERVICE	**39**	**13,178,041** (1)	**76.3 %**	**77.0 %**	**$ 535,560,076**	**$ 445,193,193**	**$ 53.27**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 215,325 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	501,078	93.5	94.7
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	943,052	57.7	58.6
Gateway	North San Jose	608,895	72.6	74.4
Metro Plaza	North San Jose	480,039	60.3	60.3
Skyport Plaza	North San Jose	419,142	10.4	10.9
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,007,646	47.2	47.2
Rincon Center	San Francisco	530,135	97.4	97.4
Ferry Building	San Francisco	266,402	98.8	99.9
901 Market	San Francisco	204,381	32.4	32.4
875 Howard	San Francisco	188,252	83.9	83.9
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	318,180	98.4	98.4
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	182,562	75.5	75.5
Page Mill Center	Palo Alto	172,666	100.0	100.0
Clocktower Square	Palo Alto	100,655	100.0	100.0
Towers at Shore Center	Redwood Shores	334,570	75.3	75.7
Shorebreeze	Redwood Shores	230,931	69.7	69.7
555 Twin Dolphin	Redwood Shores	201,219	68.3	70.1
333 Twin Dolphin	Redwood Shores	183,035	56.3	56.3
Metro Center	Foster City	724,121	88.3	89.5
Techmart	Santa Clara	285,764	89.0	90.0
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	99.4
Hill7	Denny Triangle	285,310	46.9	46.9
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	191,450	25.6	40.5
505 First	Pioneer Square	291,290	25.5	25.5
83 King	Pioneer Square	185,790	35.6	35.6
450 Alaskan	Pioneer Square	171,594	95.9	95.9
411 First	Pioneer Square	164,426	89.8	95.2
95 Jackson	Pioneer Square	32,078	76.4	76.4
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,528,789	92.5	93.2
TOTAL IN-SERVICE OFFICE		**13,178,041**	**76.3 %**	**77.0 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share Annualized Base Rent	HPP's Share % of Annualized Base Rent
1	Google, Inc.	3	2028-2029	458,054	(1)	$ 39,743,079	8.9%
2	Netflix, Inc.	3	9/30/31	722,305	(2)	27,066,646	6.1
3	Amazon	2	2030-2031	850,964	(3)	24,733,556	5.6
4	City and County of San Francisco	2	2033-2067	429,595	(4)	17,769,342	4.0
5	Nutanix, Inc.	2	2030	229,755	(5)	12,653,291	2.8
6	Salesforce.com	1	2027-2028	176,400	(6)	10,746,119	2.4
7	Dell EMC Corporation	2	2026-2027	130,021	(7)	9,299,037	2.1
8	Coupa Software Incorporated	1	11/30/33	100,654		8,077,212	1.8
9	X.AI LLC	1	10/31/31	105,536		6,838,733	1.5
10	PAYPAL INC	1	7/17/26	131,701	(8)	6,549,823	1.5
11	Weil, Gotshal & Manges LLP	1	8/31/26	76,278		6,469,157	1.5
12	Glu Mobile, Inc.	1	11/30/27	61,381		5,637,567	1.3
13	Redfin Corporation	2	2026-2027	115,968	(9)	5,022,579	1.1
14	RIVIAN AUTOMOTIVE, LLC	1	4/30/28	55,805		4,980,956	1.1
15	Covington & Burling LLP	1	8/31/28	40,779		4,483,680	1.0
	TOTAL			**3,685,196**		**$190,070,777**	**42.7%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 208,843 square feet at Rincon Center on February 29, 2028, (ii) 207,857 square feet at 3400 Hillview on November 30, 2028 and (iii) 41,354 square feet at Ferry Building on October 31, 2029.

(2) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(3) Amazon expirations: (i) 659,150 square feet at 1918 Eighth on September 30, 2030 and (ii) 191,814 square feet at 5th & Bell on May 31, 2031.

(4) City and County of San Francisco expirations: (i) 39,573 square feet at 1455 Market on September 19, 2033, (ii) 389,316 square feet at 1455 Market on April 30, 2045 and (iii) 706 square feet at Ferry Building on April 30, 2067.

(5) Nutanix expirations: (i) 215,857 square feet at 1740 Technology on May 31, 2030 and (ii) 13,898 square feet at Metro Plaza on July 31, 2030.

(6) Salesforce.com expirations at Rincon Center: (i) 83,372 square feet on April 30, 2027 and (ii) 93,028 square feet on October 31, 2028. Salesforce.com subleases 182,378 feet at Rincon Center to Twilio Inc. and pays 50% of cash rents received pursuant to the sublease at a current average of $280,000 per month with annual growth thereafter, in addition to contractual base rent.

(7) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard on June 30, 2026 and (ii) 46,472 square feet at 505 First on January 31, 2027.

(8) PayPal, Inc. has exercised their early termination right at Fourth & Traction for July 2026.

(9) Redfin Corporation expirations: (i) 2,978 square feet at Gateway on September 30, 2026 and (ii) 112,990 square feet at Hill7 on July 31, 2027.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERTIES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	559,149	100.0 %	81.6 %	$24,456,909	$ 12,473,024	$ 53.57
Sunset Bronson Studios	Owned	Hollywood	9	310,563	90.8	89.6	12,760,515	6,507,862	45.84
Sunset Las Palmas Studios	Owned	Hollywood	11	334,954	65.3	63.9	7,305,566	3,725,839	34.66
Sunset Glenoaks Studios	Owned	Sun Valley	7	243,300	12.2	9.3	898,989	449,495	37.62
TOTAL IN-SERVICE STUDIO			**39**	**1,447,966** (1)	**69.1 %**	**67.1 %**	**$45,421,979**	**$ 23,156,220**	**$ 46.76**
Quixote Studios	Various	Various	20	468,087	53.3%	45.9%	$11,211,035	$11,211,035	$ 55.18

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Studio Ancillary**	**Pro Supplies**	**Transportation**	**Location**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$11,157	$7,468	N/A	N/A	N/A	$18,625	$12,224	$6,401
Quixote Studios & Services	2,590	4,941	1,549	7,471	414	16,965	21,587	(4,622)
TOTAL	**$13,747**	**$12,409**	**$1,549**	**$7,471**	**$414**	**$35,590**	**$33,811**	**$1,779**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 12/31/25 Year Ended 12/31/25 Gross Leasing Activity New cash rate $39.71 $44.09 Renewal cash rate $46.47 $49.74 New square feet leased 294,080 1,391,749 Renewal square feet leased 224,116 830,247 Total square feet leased 518,196 2,221,996 Leases expired and terminated Contractual expiration square feet 111,119 1,412,534 Early termination square feet 11,300 394,543 Total square feet expired/terminated 122,419 1,807,077 GAAP rent expiring rate $43.09 $45.93 GAAP rent new/renewal rate $43.26 $46.64 % change in GAAP rent 0.4% 1.6 % Cash rent expiring rate $48.34 $51.72 Cash rent new/renewal rate $43.99 $47.27 % change in cash rent (9.0) % (8.6) % Tenant improvements & leasing commissions (total / annual) New leases $84.78 / $11.57 $85.85 / $10.12 Renewal leases $22.96 / $4.28 $22.67 / $5.20 Blended $54.58 / $8.57 $60.72 / $8.87 Net effective rent New leases $33.83 $39.68 Renewal leases $49.35 $52.19 Blended $41.41 $44.66 Weighted average lease term (in months) New leases 87.9 101.8 Renewal leases 64.5 52.3 Blended 76.5 82.1 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring(1)	HPP's Share					
			Square Feet Expiring(1)	Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		3,788,193	3,688,559					
Q1-2026	33	329,500	244,118	$ 244,118	2.3 %	$ 41.75	$10,193,438	$ 41.76
Q2-2026	36	174,219	139,669	139,669	1.9	60.82	7,884,426	56.45
Q3-2026	41	445,356	414,636	414,636	5.8	63.49	26,409,406	63.69
Q4-2026	20	67,622	63,623	63,623	0.8	53.66	3,439,295	54.06
Total 2026	130	1,016,697	862,046	48,423,827	10.8	56.17	47,926,565	55.60
2027	157	1,228,212	1,139,269	68,006,244	15.2	59.69	70,311,263	61.72
2028	139	1,518,086	1,334,769	92,965,880	20.9	69.65	98,102,165	73.50
2029	98	763,519	575,997	37,618,005	8.4	65.31	41,218,323	71.56
2030	79	1,553,814	1,152,515	60,162,651	13.4	52.20	67,801,701	58.83
2031	63	1,493,802	1,049,471	63,618,151	14.2	60.62	74,739,820	71.22
2032	15	156,722	116,726	6,773,028	1.5	58.02	7,794,946	66.78
2033	26	648,858	525,309	27,870,727	6.2	53.06	34,362,838	65.41
2034	15	183,919	180,725	6,702,757	1.5	37.09	11,390,702	63.03
2035	20	400,273	195,939	8,981,262	2.0	45.84	11,220,690	57.27
Thereafter	22	685,326	558,611	23,929,816	5.3	42.84	38,874,665	69.59
Building management use	63	382,526	330,062	—	—	—	—	—
Signed leases not commenced	22	94,920	85,149	2,724,593	0.6	32.00	3,201,263	37.60
TOTAL/ WEIGHTED AVERAGE	**849**	**13,914,867**	**11,795,147**	**$447,776,941**	**100.0 %**	**$ 55.24**	**$506,944,941**	**$ 62.53**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q1 2026		Q2 2026		Q3 2026		Q4 2026	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	2,832	$ 66.00	3,069	$ 66.84	—	$ —	—	$ —
San Francisco Bay Area, California	27,688	46.07	13,304	49.28	—	—	—	—
Seattle, Washington	37,444	9.35	—	—	—	—	—	—
Vancouver, British Columbia	—	—	10,583	24.26	—	—	—	—
TOTAL	**67,964**	**$ 26.67**	**26,956**	**$ 41.45**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	2,287	$ 63.00	—	$ —	—	$ —
San Francisco Bay Area, California	16,620	45.84	2,314	40.16	—	—	—	—
Seattle, Washington	45,180	27.00	2,566	20.00	—	—	—	—
Vancouver, British Columbia	13,483	0.97	17,074	35.01	7,000	29.17	—	—
TOTAL	**75,283**	**$ 26.50**	**24,241**	**$ 36.55**	**7,000**	**$ 29.17**	**—**	**$ —**
Expiring Office Leases(1)								
Los Angeles, California	114,958	$ 8.70 (2)	27,257	$ 57.74	143,145	$ 49.28 (3)	1,242	$ 57.29
San Francisco Bay Area, California	125,473	65.83	100,534	58.72	260,725	72.84 (4)	59,838	55.43
Seattle, Washington	55,474	24.99	4,684	31.85	3,128	41.10	1,612	40.17
Vancouver, British Columbia	33,595	14.03	41,744	34.63	38,358	30.48	4,930	35.37
TOTAL	**329,500**	**$ 33.74**	**174,219**	**$ 52.07**	**445,356**	**$ 61.40**	**67,622**	**$ 53.64**

	Q1 2027		Q2 2027		Q3 2027		Q4 2027	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases(1)								
Los Angeles, California	9,184	$ 74.71	2,783	$ 73.98	7,940	$ 58.82	15,287	$ 70.38
San Francisco Bay Area, California	221,343	64.79	225,937	65.57 (5)	150,896	64.94	285,643	68.73 (6)
Seattle, Washington	49,792	41.61	27,580	37.08	120,565	44.95 (7)	924	31.83
Vancouver, British Columbia	13,415	31.34	22,425	35.98	46,388	32.36	28,110	37.00
TOTAL	**293,734**	**$ 59.64**	**278,725**	**$ 60.45**	**325,789**	**$ 52.75**	**329,964**	**$ 66.00**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Excludes building management offices with various expiration dates. (2) Includes Picture Shop, LLC at 6040 Sunset for 114,958 square feet on December 31, 2025. (3) Includes PayPal, Inc. at Fourth & Traction for 131,701 square feet on July 17, 2026. (4) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet on June 30, 2026 and Weil, Gotshal & Manges LLP at Towers at Shore Center for 76,278 square feet on August 31, 2026 (renewed for 59,403 square feet effective February 2026). (5) Includes Salesforce.com at Rincon Center for 83,372 square feet on April 30, 2027. (6) Includes Glu Mobile, Inc. at 875 Howard for 61,381 square feet on November 30, 2027. (7) Includes Redfin Corporation at Hill7 for 112,990 square feet on July 31, 2027.

Recently Completed & Future Development Pipeline(1)

Unaudited, in thousands, except square feet

RECENTLY COMPLETED DEVELOPMENT

	Submarket	Completion Date(2)	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q4-2024	Q3-2027	546,000	0.5%	0.5%
New York, New York						
Sunset Pier 94 Studios	Manhattan	Q4-2025	Q3-2026	232,000	N/A	N/A
TOTAL				**778,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 12/31/25(5)
Los Angeles, California				
Sunset Las Palmas Studios—Development	Office/Studio	Hollywood	617,581	$ 29,817
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$ 7,940
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	19,816 (33 units)	$ —
10900-10950 Washington	Residential	West Los Angeles	428,623 (508 units)	$ 1,632
Vancouver, British Columbia				
Burrard Exchange	Office	Downtown Vancouver	450,000	$ 8,417
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$ 304,389
TOTAL			**3,162,212**	**$ 352,195**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.

(2) Based on receipt of temporary certificate of occupancy or equivalent.

(3) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $174.7 million.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,644	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	971,129	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
San Francisco, California				
Ferry Building	Allianz	San Francisco	266,402	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Glenoaks Studios	Blackstone	Sun Valley	243,300	50.0 %
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre	Blackstone	Downtown Vancouver	1,997,348	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Excluding Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of December 31, 2025 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of December 31, 2025. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of December 31, 2025. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of December 31, 2025. For studio properties, ABR reflects actual base rent for the 12 months ended December 31, 2025, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2025. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended December 31, 2025. For same-store studio properties, represents the average percent leased for the 12 months ended December 31, 2025. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to December 31, 2025, but with commencement dates after December 31, 2025, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hollywood Media Portfolio and 1918 Eighth joint ventures. Dilutive Shares: Represents an estimate of the total shares and units issuable under our 2023 Performance Stock Unit (“PSU”) Plan as of quarter end, based on the projected award potential of the program as of the end of the period, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of December 31, 2025, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of December 31, 2025, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of December 31, 2025, the Company owned 97.4% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of December 31, 2025, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent occupied reflects the average percent occupied for the 12 months ended December 31, 2025. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended December 31, 2025 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2024 and still owned and included in the stabilized office portfolio as of December 31, 2025. Same- store office for the year ended December 31, 2025 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2024 and still owned and included in the stabilized office portfolio as of December 31, 2025. Since its acquisition as part of a portfolio in the second quarter of 2015, Metro Center has not reached stabilized occupancy (92%) so has never been included in the same- store office portfolio, instead it remains the only office asset within that portfolio that was still held as a non-same-store, lease-up property. During second quarter 2025, in an effort to simplify our in-service and same-store disclosures, Metro Center was included within our same- store office properties and continues to be included for both the three and twelve months ended December 31, 2024 and December 31, 2025. Same-Store Studio: Same-store studio for the three months ended December 31, 2025 defined as all properties owned and included in our stabilized studio portfolio as of October 1, 2024 and still owned and included in the stabilized studio portfolio as of December 31, 2025. Same-store studio for the year months ended December 31, 2025 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2024 and still owned and included in the stabilized studio portfolio as of December 31, 2025. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to December 31, 2025, but with commencement dates after December 31, 2025 and within the next eight quarters. Definitions (continued)

Non-GAAP Reconciliations

Unaudited, in thousands

RECONCILIATION OF NET LOSS TO NOI

	Three Months Ended		Year Ended	
	12/31/25	**12/31/24**	**12/31/25**	**12/31/24**
Net loss	$ (280,174)	$ (173,481)	$ (592,298)	$ (381,406)
Adjustments:				
(Income) loss from unconsolidated real estate entities	(2,136)	865	67	7,308
Fee income	(1,482)	(1,336)	(5,399)	(5,269)
Interest expense	38,850	44,140	172,218	177,393
Interest income	(1,468)	(492)	(6,238)	(2,467)
Management services reimbursement income—unconsolidated real estate entities	(1,024)	(932)	(4,206)	(4,119)
Management services expense—unconsolidated real estate entities	1,024	932	4,206	4,119
Transaction-related expenses	—	193	590	2,499
Unrealized loss on non-real estate investments	663	934	2,998	3,958
Loss on extinguishment of debt	6,751	—	10,453	—
Loss on deconsolidation of real estate entity	—	—	77,907	—
Loss (gain) on sale of real estate	4,293	2,453	(5,714)	2,453
Impairment loss	280,844	113,121	299,320	149,664
Other expense (income)	2,328	(198)	1,812	(1,647)
Income tax (benefit) provision	(945)	(1,052)	(273)	1,641
General and administrative	12,985	19,492	72,953	79,451
Depreciation and amortization	93,046	89,101	374,967	354,425
NOI	**$ 153,555**	**$ 93,740**	**$ 403,363**	**$ 388,003**
Add: HPP's share of NOI from unconsolidated real estate entities	1,859	1,843	7,711	10,111
Less: NOI attributable to non-controlling interests	14,926	14,387	60,102	60,404
HPP's share of NOI	**$ 140,488**	**$ 81,196**	**$ 350,972**	**$ 337,710**
NOI Detail				
Same-store office cash revenues	$ 144,540	$ 160,585	$ 593,950	$ 643,529
Straight-line rent	3,623	(253)	8,236	(11,810)
Amortization of above/below-market leases, net	1,004	1,026	3,898	4,515
Amortization of lease incentive costs	(2,680)	(631)	(6,550)	(1,349)
Same-store office revenues	146,487	160,727	599,534	634,885
Same-store studios cash revenues	19,278	16,023	67,395	70,314
Straight-line rent	(643)	(222)	(1,172)	(104)
Amortization of lease incentive costs	(9)	(9)	(37)	(37)
Same-store studio revenues	18,626	15,792	66,186	70,173
Same-store revenues	**165,113**	**176,519**	**665,720**	**705,058**
Same-store office cash expenses	66,941	70,862	271,147	277,688
Straight-line rent	367	371	1,472	1,490
Non-cash compensation expense	5	11	42	61
Amortization of above/below-market ground leases, net	641	641	2,563	2,563
Same-store office expenses	67,954	71,885	275,224	281,802
Same-store studio cash expenses	12,089	11,422	42,949	45,274
Non-cash compensation expense	119	30	387	163
Same-store studio expenses	12,208	11,452	43,336	45,437
Same-store expenses	**80,162**	**83,337**	**318,560**	**327,239**
Same-store NOI	**84,951**	**93,182**	**347,160**	**377,819**
Non-same-store NOI	**68,604**	**558**	**56,203**	**10,184**
NOI	**$ 153,555**	**$ 93,740**	**$ 403,363**	**$ 388,003**

Page 30 of 32

Non-GAAP Reconciliations (continued)

Unaudited, in thousands

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	12/31/25	12/31/24(1)
Net loss	$ (280,174)	$ (173,481)
Interest income—consolidated	(1,468)	(492)
Interest expense—consolidated	38,850	44,140
Depreciation and amortization—consolidated	93,046	89,101
EBITDA	(149,746)	(40,732)
Unconsolidated real estate entities depreciation and amortization	1,246	1,242
Unconsolidated real estate entities interest expense	960	1,315
EBITDAre	(147,540)	(38,175)
Impairment loss	280,844	113,121
Unrealized loss on non-real estate investments	663	934
Loss on sale of real estate	4,293	2,453
Other expense (income)	2,328	(198)
Transaction-related expenses	—	193
Non-cash compensation expense	3,791	6,563
Straight-line rent receivables, net	10,533	3,105
Non-cash amortization of above/below-market leases, net	(1,004)	(1,026)
Non-cash amortization of above/below-market ground leases, net	641	640
Amortization of lease incentive costs	2,689	641
Loss on extinguishment of debt	6,751	—
Income tax benefit	(945)	(1,052)
Other adjustments related to unconsolidated real estate entities	(159)	(207)
Adjusted EBITDAre	162,885	86,992
One-time lease termination income, property tax adjustments and distribution income	(86,838)	—
Adjusted EBITDAre (excluding specified items)	76,047	86,992
Studio cash NOI	(3,530)	507
Office adjusted EBITDAre	72,517	87,499
x Annualization factor	4	4
Annualized office adjusted EBITDAre	290,068	349,996
Trailing 12-month studio cash NOI(1)	6,153	5,682
Cash adjusted EBTIDAre for selected ratios	**296,221**	**355,678**
Less: Partners' share of cash adjusted EBITDAre	(55,406)	(62,433)
HPP's share of cash adjusted EBITDAre	**$ 240,815**	**$ 293,245**
Total Consolidated unsecured and secured debt	3,367,850	4,187,667
Less: Consolidated cash and cash equivalents and restricted cash	(162,128)	(99,177)
Consolidated debt, net	**$ 3,205,722**	**$ 4,088,490**
Less: Partners' share of debt, net	(514,538)	(643,237)
HPP's share of debt, net	**$ 2,691,184**	**$ 3,445,253**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**10.8x**	**11.5x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**11.2x**	**11.7x**

(1) In Q1 2025, we refined our calculation of certain elements of Cash adjusted EBITDAre for selected ratios, HPP's share of cash adjusted EBITDAre, Consolidated debt, net, and HPP's share of debt, net in order to present a more comprehensive measure of performance. As part of this refinement, the calculation now includes the cash NOI of Quixote studios and services, which was previously excluded from the calculation and noted as such in prior period footnotes. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q4 2024. As a result, the amounts reflected for Q4 2024 differ from the amounts previously reported as follows (in thousands): (a) other adjustments to unconsolidated real estate entities decreased by $207, which resulted in a corresponding $207 decrease in Adjusted EBITDAre, Adjusted EBITDAre (excluding specified items) and Office adjusted EBITDAre; (b) Annualized office adjusted EBITDAre decreased by $828 and Trailing 12-month studio cash NOI decreased by $18,646, resulting in a corresponding decrease of $19,474 in Cash adjusted EBITDAre for selected ratios and HPP's share of cash adjusted EBITDAre; (c) Consolidated cash and cash equivalents and restricted cash increased by $35,921, resulting in a corresponding $35,921 decrease in Consolidated debt, net; (d) Partners' share of debt, net decreased by $15,005, resulting in a corresponding decrease in HPP's share of debt, net of $20,916; and (e) as a result of the foregoing, the ratio of Consolidated debt, net to cash adjusted EBITDAre for selected ratios increased by 0.5x and the ratio of HPP's share of debt, net to HPP's share of cash adjusted EBITDAre for selected ratios increased by 0.6x.

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Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 12/31/25 12/31/24(1) Total assets $ 7,267,968 $ 8,132,239 Add: Accumulated depreciation 2,023,261 1,929,290 Add: Accumulated amortization 204,328 199,955 Less: Partners’ share of consolidated undepreciated book value (1,189,837) (1,402,911) Less: Investment in unconsolidated real estate entities (246,835) (221,468) Add: HPP’s share of unconsolidated undepreciated book value 382,369 327,034 HPP’s share of undepreciated book value $ 8,441,254 $ 8,964,139 Total consolidated unsecured and secured debt $ 3,367,850 $ 4,187,667 Less: Consolidated cash and cash equivalents and restricted cash (162,128) (99,177) Consolidated debt, net $ 3,205,722 $ 4,088,490 Less: Partners’ share of debt, net (514,538) (643,237) HPP’s share of debt, net $ 2,691,184 $ 3,445,253 HPP’s share of debt, net/HPP’s share of undepreciated book value 31.9% 38.4% (1) In Q1 2025, we refined our calculation of certain elements of Consolidated debt, net, and HPP’s share of debt, net in order to present a more comprehensive measure of performance. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q4 2024. As a result, the amounts reflected for Q4 2024 differ from the amounts previously reported as follows (in thousands): (a) Consolidated cash and cash equivalents and restricted cash increased by $35,921, resulting in a corresponding $35,921 decrease in Consolidated debt, net; (b) Partners’ share of debt, net decreased by $15,005, resulting in a corresponding decrease in HPP’s share of debt, net of $20,916; and (c) as a result of the foregoing, the ratio of HPP’s share of debt, net to HPP’s share of undepreciated book value decreased by 0.3%.